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                                                                    Exhibit 4(j)

                                 AMENDMENT NO. 7

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                 (As Amended and Restated as of January 1, 1987
                 ----------------------------------------------

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 7 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                       I.

                  Effective as of January 1, 1995, clause (i) of Section 8.5 of the Plan is hereby amended to read as follows:

         "(i) a Member's Account shall be distributed or commence to be distributed not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 whether or not his employment with the Controlled Group has terminated, in accordance with
         Section 8.3 or section 401(a)(9) of the Code, as elected by the Member,"

                  EXECUTED at Mansfield, Ohio this 22nd day of December, 1995.




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                                       THE GORMAN-RUPP COMPANY

                                       By  /s/ Kenneth E. Dudley
                                           ------------------------
                                          Title:  TREASURER
                                                 ------------------

                                       And /s/ K. J. Bargahiser
                                           ------------------------
                                          Title:  VP COMMUNICATIONS
                                                 ------------------

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